EXHIBIT E

              FORMS OF LETTERS FROM THE FUND TO LIMITED PARTNERS IN
                 CONNECTION WITH ACCEPTANCE OF OFFERS OF TENDER

THE FOLLOWING LETTERS ARE BEING SENT TO YOU IF YOU TENDERED YOUR ENTIRE INTEREST IN THE FUND.
                                                [November __, 2005]
Dear Member:

         Mezzacappa Long/Short Fund, LLC (the "Fund") has received and accepted for purchase your tender of your limited liability company interest in the Fund.

         Because you have tendered and the Fund has purchased your entire investment, you have been paid a note (the "Note") entitling you to receive an initial payment in an amount equal to at least 95% of the purchase value of the purchased interest in the Fund based on the unaudited net asset value of the Fund as of December 31, 2005, in accordance with the terms of the tender offer. A cash payment in this amount will be wire transferred to the account designated by you in your Letter of Transmittal dated no later than January 31, 2006, unless the valuation date of the interests in the Fund has changed, or the Fund has requested a withdrawal of its capital from the investment funds in which it invests.

         The terms of the Note provide that a post-audit payment representing the balance of the purchase amount, if any, will be paid to you after the completion of the Fund's fiscal year-end audit for the fiscal year ending March 31, 2006 and is subject to fiscal year-end audit adjustment. This amount will be paid promptly after the conclusion of the fiscal year-end audit according to the terms of the tender offer. We expect this audit to be completed by the end of May 2006.

Should you have any questions, please feel free to contact Christopher Nagle at Mezzacappa Management, LLC at (212) 332-2000.

Sincerely,

Mezzacappa Long/Short Fund, LLC
Enclosure

                               [January __, 2006]
Dear Member:

         Enclosed  is  a  statement   showing  the  breakdown  of  your  capital
withdrawal resulting from our purchase of your interest in Mezzacappa Long/Short Fund, LLC (the "Fund").

         Because you have tendered and the Fund has purchased your entire investment, you have been paid an amount equal to at least 95% of the value of the purchased interest in the Fund based on the unaudited net asset value of the Fund as of December 31, 2005, in accordance with the terms of the tender offer. A cash payment in this amount has been wire transferred to the account designated by you in your Letter of Transmittal dated ________________.

         The balance of the purchase amount, if any, will be paid to you after the completion of the Fund's fiscal year-end audit for the fiscal year ending March 31, 2006 and is subject to fiscal year-end audit adjustment. This amount will be paid promptly after the conclusion of the fiscal year-end audit according to the terms of the tender offer. We expect this audit to be completed by the end of May 2006.

         Should you have any questions, please feel free to contact Christopher Nagle at Mezzacappa Management, LLC at (212) 332-3000.

Sincerely,


Mezzacappa Long/Short Fund, LLC
Enclosure

THE FOLLOWING LETTERS ARE BEING SENT TO YOU IF YOU TENDERED A PORTION OF YOUR INTEREST IN THE FUND.
                                                [November __, 2005]

Dear Member:

         Mezzacappa Long/Short Fund, LLC (the "Fund") has received and accepted for purchase your tender of a portion of your limited liability company interest in the Fund.

         Because you have tendered and the Fund has purchased a portion of your investment, you have been paid a note (the "Note"). The Note entitles you to receive an initial payment in an amount equal to at least 95% of the value of the purchased interest in the Fund based on the unaudited net asset value of the Fund as of December 31, 2005, in accordance with the terms of the tender offer. A cash payment in this amount will be wire transferred to the account designated by you in your Letter of Transmittal dated no later than January 31, 2006, unless the valuation date of the interests in the Fund has changed or the Fund has requested a withdrawal of its capital from the investment funds in which it invests, and provided that your account retains the required minimum balance, in accordance with the terms of the tender offer.

         The terms of the Note provide that a post-audit payment representing the balance of the purchase amount, if any, will be paid to you after the completion of the Fund's fiscal year-end audit for the fiscal year ending March 31, 2006 and is subject to fiscal year-end audit adjustment. This amount will be paid promptly after the conclusion of the fiscal year-end audit according to the terms of the tender offer. We expect this audit to be completed by the end of May 2006.

         You remain a member of the Fund with respect to the portion of your interest in the Fund that you did not tender.

         Should you have any questions, please feel free to contact Christopher Nagle at Mezzacappa Management, LLC at (212) 332-2000.

Sincerely,


Mezzacappa Long/Short Fund, LLC
Enclosure

                               [January __, 2006]

Dear Member:

         Enclosed  is  a  statement   showing  the  breakdown  of  your  capital
withdrawal resulting from our purchase of your interest in Mezzacappa Long/Short Fund, LLC (the "Fund").

         Because you have tendered and the Fund has purchased a portion of your investment, you have been paid an amount equal to at least 95% of the value of the purchased interest in the Fund based on the unaudited net asset value of the Fund as of December 31, 2005, in accordance with the terms of the tender offer. A cash payment in this amount has been wire transferred to the account designated by you in your Letter of Transmittal dated ______.

         The balance of the purchase amount, if any, will be paid to you after the completion of the Fund's fiscal year-end audit for the fiscal year ending March 31, 2006 and is subject to fiscal year-end audit adjustment. This amount will be paid promptly after the conclusion of the fiscal year-end audit according to the terms of the tender offer. We expect this audit to be completed by the end of May 2006.

         You remain a member of the Fund with respect to the portion of your interest in the Fund that you did not tender.

         Should you have any questions, please feel free to contact Christopher Nagle at Mezzacappa Management, LLC at (212) 332-2000.

Sincerely,


Mezzacappa Long/Short Fund, LLC
Enclosure